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                                                                 EXHIBIT 10.18


                             MPOWER SOLUTIONS, INC.
                              CONTRACTOR AGREEMENT


THIS CONTRACTOR AGREEMENT (the "Agreement"), effective April 27, 1999 (the "Effective Date"), is made and entered into by and between MPOWER SOLUTIONS, INC., a Delaware corporation with its principal place of business located at 6400 S. Fiddler's Green Circle, Suite 540, Englewood, Colorado 80111 ("MPOWER") and PROVIDER SERVICES, INC., a Washington corporation with its principal place of business located at 909 South 336th Street, Suite 100, Federal Way, Washington 98003 ("PSI") hereinafter referred to as "CONTRACTOR". This Agreement sets forth the promises of the parties with respect to the products and services of MPOWER and CONTRACTOR, which axe described herein, with reference to the following facts:

WHEREAS, CONTRACTOR is in the business of providing third-party administrative services of medical insurance programs to businesses providing managed health care and insurance services and desires to provide such services under subcontract to Customer(s) of MPOWER;

WHEREAS, MPOWER is in the business of providing automated managed health care information software and services, and desires to collectively provide such software and services in conjunction with those of CONTRACTOR to Customer(s) of MPOWER, subject to the terms hereof; and

WHEREAS, MPOWER has been retained to provide third-party administrative services to Customer in connection with Customer's contracts to provide medical transportation services to various managed care health plans in a multi-state region, in accordance with the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual promises made, the terms and conditions hereunder described and other valuable consideration, the parties agree as follows:


                                 I. DEFINITIONS

1. Customer, AMERICAN MEDICAL PATHWAYS, a subsidiary of American Medical Response, Inc. a Delaware corporation with its principal place of business located at 2821 South Parker Road, Aurora, CO 80014 shall be hereinafter referred to as "Customer".

2. Master Agreement means the agreement between MPOWER and Customer under, which are pursuant, the products and services set forth in this Agreement.

3. Contracted Health Plan means a health maintenance organization or health plan with which Customer has contracted to provide medical transportation services.

4. Administrative Manual means a manual of the policies and procedures of a Contracted Health Plan that will be jointly developed and followed by Customer and the Contracted Health Plan with respect to administration of the applicable Health Plan Agreement. The Administrative Manual(s) are hereby incorporated by reference into this Agreement.

5. Health Plan Agreement means the contract between Customer and a Contracted Health Plan pursuant to which Customer provides medical transportation services to Members of a Contracted Health Plan.

6. Medical Necessity means services that are covered as basic covered benefits under the applicable Membership Agreement and are appropriate and necessary for the symptoms or treatment of a medical condition. Whether a covered service is Medically Necessary shall be determined based on criteria set forth in the applicable Administrative Manual.

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7.  Member means an individual and his or her dependents who are entitled to receive health care services from a Contracted Health Plan pursuant to that individual's Membership Agreement.

8. Membership Agreement means the agreement between a Contracted Health Plan and an individual or group pursuant to which a Member receives, among other things, medical transportation services.

                  II. RESPONSIBILITIES OF MPOWER AND CONTRACTOR

1.      SERVICES TO BE PROVIDED.

        A. SERVICES. CONTRACTOR shall provide (i) claims processing services in connection with the medical transportation services provided by Customer pursuant to its Health Plan Agreements; (ii) medical review services associated with such claims processing; (iii) receipt of inquiries concerning eligibility, benefits, and claims status; and
           (iv) related reports required to be provided by Customer pursuant to its Health Plan Agreements. MPOWER shall also provide CONTRACTOR promptly with all necessary information from Health Plan Agreements and Member Agreements and requirements from the applicable Administrative Manual for CONTRACTOR to perform its obligations under this Agreement. The key assumptions used m establish services to be provided by CONTRACTOR and compensation hereunder are more particularly described on Exhibit A, attached hereto and made a part of this Agreement.

        B. CLAIMS PROCESSING. CONTRACTOR shall promptly process all claims in accordance with the terms of the applicable Membership Agreement, Health Plan Agreement, and Administrative Manual, which process shall include, without limitation, the following:

           1. Receive and date stamp all claims, indicating the date of receipt of each clam.

           2.   Verify Member eligibility.

           3. Determine the Medical Necessity of medical transportation services in accordance with the Medical Necessity standards set forth in the applicable Administrative Manual. Any claim that would be denied on the basis of Medical Necessity shall be referred to the Contracted Health Plan prior to denial. Except as otherwise provided in the applicable Administrative Manual,
                (a) the Contracted Health Plan, or its designee, shall be sorely responsible for notifying the Member of the denial of any claim; and (b) CONTRACTOR shall not contact the Member with respect to any denial of claims. If the Contracted Health Plan approves the claim, it shall notify CONTRACTOR of the approval, and CONTRACTOR shall promptly pay the claim. Notwithstanding the foregoing, if Customer's referral authorization is included in the claims submission, then the Medical Necessity of the claims will be deemed to be determined, and further review will not be required.

           4. Deny claims that are not covered benefits for reasons other than Medical Necessity and notify the Contracted Health Plan, as required, of the Member's right to appeal such denial in accordance with the Contracted Health Plan's appeal process.

           5. Calculate and promptly pay to the appropriate transportation or other network provider the amount to be paid as covered benefits in accordance with the applicable network provider agreement and Membership Agreement. Unless a claim is disputed, CONTRACTOR shall make payment on the claim within the time frame required by applicable state or federal law or regulation or such other period of time as set forth in the applicable Administrative Manual and Membership Agreement.

           6. Calculate and notify provider via statement of remittance for Member liability only as provided in the Health Plan Agreements.

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           7.   The specific time limits for performing the functions set forth in this Section II.1.B shall be specified in the applicable Administrative Manual.

2. IMPLEMENTATION. MPOWER shall take all actions necessary to establish all administrative and other connections and arrangements necessary for the transfer of data, including, without limitation, the establishment and maintenance of electronic data interface or electronic data transfer capabilities for the electronic transfer of encounter and other data related to claims processing in a timely manner. CONTRACTOR and MPOWER shall agree on an implementation project plan and schedule, which shall be set forth on Exhibit B, attached to this Agreement and made a part hereof. CONTRACTOR agrees that it will be ready for implementation of this Agreement in connection with the first Health Plan Agreement that it will be providing services hereunder by [*].

    In the event Customer enters into Health Plan Agreements with additional Contracted Health Plans, CONTRACTOR shall cooperate diligently with MPOWER to implement services in connection with such Health Plan Agreements. In consideration for such implementation, MPOWER shall pay CONTRACTOR for CONTRACTOR'S costs for such implementation based on mutually agreed upon work orders. One half of the estimated amount of such costs shall be paid to CONTRACTOR prior to commencement of such implementation and the balance shall be paid upon successful completion of implementation.

3. QUALIFICATIONS AND SERVICE LEVEL REQUIREMENTS. Consistent, high quality service to Customer, policyholders, Contracted Health Plans, and providers is an essential requirement. CONTRACTOR will meet the following qualifications and service level commitments.

    A. CONTRACTOR shall remain in compliance with all applicable local, state, and federal laws, rules and regulations relating to the services provided by CONTRACTOR hereunder, including without limitation, fulfillment of third party administrator financial obligations pertaining to payment of penalties for late claims, interest, or other penalties, as well as any claim reserves or other funding requirements.

    B. CONTRACTOR will maintain compliance with all Customer requirements pertaining to claims processing procedures, including without limitation, those requirements set forth in the Administrative Manual. The parties will establish procedures regarding handling and disbursement of funds as part of the implementation process.

    C. CONTRACTOR shall meet or exceed the performance standards set forth herein relating to claims processing, including but not limited to claims turnaround time, payment accuracy, and reporting.

    D. CONTRACTOR will establish and maintain throughout the life of this Agreement a dedicated staff of personnel responsible for servicing Customer's individual business.

    E. MPOWER will maintain backup tapes of all programs, data, and/or any other information used in the administration of claims.

    F. MPOWER represents and warrants that all hardware/software required to perform MPOWER'S obligations hereunder is Year 2000 compatible and that the information and services to he provided by MPOWER will not be impaired, disrupted, or interrupted, in whole or in part, by deficiencies or inaccuracies related to the processing and display of date/time data (including, but not limited to, century recognition, calculations that accommodate the same century and multi-century formulas and date values, and interface values that reflect the century) from, into, and between the 20th and 21st centuries, and the years 1999 and 2000, and leap year calculations. In the event that Customer becomes aware that MPOWER(R) has not processed data containing any dates correctly, Customer shall immediately notify MPOWER of this fact, and MPOWER agrees to correct or replace MPOWER(R) to eliminate the problem.

4.  PERFORMANCE STANDARDS AND ASSOCIATED FINANCIAL PENALTIES.

* Confidential Treatment Requested

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A.  CONTRACTOR shall meet the following performance goals in connection with the following performance standards:

    1. Claims Processing Accuracy. Not less than [*] percent ([*]%) of the claims submitted to CONTRACTOR will be accurately adjudicated in accordance with the applicable Administrative Manual and the applicable Membership Agreement. The performance assessment for claims adjudication accuracy shall be based on audits performed by Customer.

    2. Timing of Claims Payments. Not less than [*] percent ([*]%) of all claims shall be processed within thirty (30) calendar days of receipt.

    3. Accuracy of Claims Payments. Not less than [*] percent ([*]%) of the claims submitted to CONTRACTOR shall be priced in accordance with Customer's instructions regarding pricing.

    4. Written inquiry response time. Not less than [*] percent ([*]%) of Member's written questions regarding medical transportation services will be responded to within five (5) working days after receipt of such inquiry. Not less than [*] percent ([*]%) of Member's written requests regarding medical transportation services will be responded to within seven (7) working days of receipt of such inquiry. CONTRACTOR shall report all written inquiries to Customer on a monthly basis in a format mutually acceptable to the parties and to the Contracted Health Plans. In addition, CONTRACTOR shall report all phone and written complaints and grievances to Customer within two (2) business days of receipt.

    5. Telephone inquiry response time. Not less than [*] percent ([*]%) of all incoming phone calls shall be responded to within a time not to exceed twenty (20) seconds. No telephone inquiries during normal business hours from Members will be blocked due to CONTRACTOR'S failure to maintain its system.

    6. Abandoned Call Rate. CONTRACTOR'S abandoned call rate shall not exceed [*] percent ([*]%) on not less than [*] percent ([*]%) of business days.

B. The parties acknowledge that Customer may be subject to penalties for failure to meet each performance goals set forth above at least [*] percent ([*]%) of the time during each calendar quarter. In connection with the assessment of CONTRACTOR'S performance of these goals, CONTRACTOR may be audited by Customer, by a Contracted Health Plan, or by an independent auditor on behalf of Customer and/or a Contracted Health Plan. CONTRACTOR shall be responsible for, and shall reimburse Customer for, penalties incurred by Customer due to failure to meet each performance goals set forth above [*] percent ([*]%) of the time during each calendar quarter. Such penalties shall be paid by CONTRACTOR to MPOWER within twenty (20) days after notification by Customer of the amount of such penalty(ies). Penalties for specific Contracted Health Plans are more fully described in Exhibit A hereof and subsequent exhibits addressing scope of services for each Contracted Health Plan.

5.  REPORTING.

    A. CONTRACTOR shall accurately measure and report service levels to Customer. CONTRACTOR shall provide to Customer (or directly to the Contracted Health Plans, if so directed by Customer) reports containing information required by Customer and the applicable Contracted Health Plan, in accordance with the applicable Administrative Manual. Such reports must be sent via magnetic tape, electronic transmission, or diskette (or hard copy, if requested by a Contracted Health Plan) in a standard format established by Customer and the Contracted Health Plans, for each encounter that Member receives during the previous month. Such information

* Confidential Treatment Requested
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        shall be complete and accurate and shall be provided to Customer (or to a Contracted Health Plan directly, if so directed by Customer) by the fifteenth (15th) day of the month, or if the fifteenth (15th) day falls on a weekend or a holiday, as of the next business day thereafter. Such encounter data reporting shall be segregated by Contracted Health Plan. CONTRACTOR shall promptly provide Customer (or the Contracted Health Plan, as appropriate) with all corrections and revisions of such encounter data. Encounter data shall include, at a minimum, those data elements identified on the HCFA 1500, or its successor form.

    B. CONTRACTOR shall provide to Customer reports related to the performance of each standard set forth in Paragraph II.4.A above in the format identified in the applicable Administrative Manual. Such reports shall be provided on a monthly or quarterly basis, as determined by Customer and the applicable Contracted Health Plan, and shall be segregated by Contracted Health Plan.

    C. Upon request, CONTRACTOR shall provide to Customer, or shall assist Customer to prepare, quality reports in a format identified in the applicable Administrative Manual. Such reports shall be prepared at least quarterly and shall be segregated by Contacted Health Plan.

6. AUDITS. Customer and the Contracted Health Plans shall have the right to audit CONTRACTOR at any time in connection with CONTRACTOR'S performance pursuant to the Agreement. CONTRACTOR will provide MPOWER, Customer and the Contracted Health Plans, or their designees, with access at any time to all of CONTRACTOR'S books, records, and systems prepared, maintained, and utilized in connection with the performance of CONTRACTOR'S obligations pursuant to the Agreement. Customer and the Contracted Health Plans, or their designees, shall have access to CONTRACTOR'S personnel during normal business hours, and such personnel shall cooperate fully with Customer and the Contracted Health Plans or their designees in the performance of such audits. Customer shall have the right to copy any and all books and records associated with CONTRACTOR'S services provided to Customer hereunder.

7. KEY PERSONNEL. CONTRACTOR will identify and commit key personnel to the implementation and management of services to be provided under this Agreement. Any staffing changes involving key personnel will be discussed in advance between CONTRACTOR and MPOWER.

8. CONFIDENTIALITY. CONTRACTOR shall maintain the confidentiality of all Customer and Contracted Health Plan data, including, but not limited to, contracts, provider information, strategic objectives, enrollment, financial information, etc. Except as described below, CONTRACTOR shall not disclose the details of Customer's or any Contracted Health Plan program experience, including such information as price, claims history, profit/loss, etc., to any third party. Except as described below, CONTRACTOR shall maintain the confidentiality of all Customer and Contracted Health Plan policyholder data, including any medical records information, operative reports, fee schedule information, and the like.

    CONTRACTOR shall disclose information described in this Section only: (a) in response to a court order; (b). for an examination conducted by the applicable Office of the Insurance Commissioner; (c) for an audit or investigation conducted under the Employee Retirement Income Security Act of 1974 (29 U.S.C. 1001, et seq.); (d) to or at the request of Customer; or
    (e), with respect to individual patient information, with the written consent of the insured or certificate holder (or a designated legal representative) to which the information applies.

    MPOWER AND CONTRACTOR mutually covenant to keep confidential any proprietary or confidential information of the other party, and to implement safeguards designed to prevent disclosure of any proprietary or confidential information of either party to a third party without the express written consent of the other party. Such information shall include internal business practices, business records, trade secrets, contracts, the terms of this Agreement, or business methods, in any form whatsoever. Upon request, the party receiving such information shall either return or destroy confidential information, as directed by the disclosing party.

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9.  TRAINING. MPOWER shall arrange Customer training to CONTRACTOR'S staff regarding (a) pertinent portions of the applicable Membership Agreements, including without limitation covered benefits for medical transportation services, (b) applicable portions of the Administrative Manuals pertaining to CONTRACTOR'S obligations hereunder; and (c) any special processes, procedures, or benefits applicable to a specific Contracted Health Plan that are necessary in order for CONTRACTOR to satisfy its obligations under this Agreement. CONTRACTOR shall make available staff members designated as key contacts for all administrators and Contracted Health Plans to attend sessions conducted by or arranged by MPOWER or Customer for product training, provider issues resolution or training, and to help build effective working relationships among administrators and Contracted Health Plans.

                             III. PRICE AND PAYMENT

1. PRICE. The fees for the services of CONTRACTOR pursuant to this Agreement are identified on Exhibit A. These fees cover those services provided by Contractor pursuant to this Agreement and are based on the key assumptions identified on Exhibit A, as well as the cost of toll-free telephone lines and supplies. In the event of the addition of new Contracted Health Plans, the encounter pricing set forth on Exhibit A shall remain applicable to services provided in connection with such new Contracted Health Plans, except that if the requirements for such services are materially greater or less than the assumptions set forth on Exhibit A, the per encounter charge may be changed accordingly upon mutual agreement of the parties. Notwithstanding the foregoing, the parties acknowledge that the price set forth in Exhibit A is not contingent upon the continuation of any specific Health Plan Agreement between Customer and a Contracted Health Plan.

2. PAYMENT. On or before the fifth (5th) day of each month, CONTRACTOR shall provide MPOWER with a report of the aggregate number of encounters processed by CONTRACTOR during the previous mouth. MPOWER will bill the Customer the applicable tiered encounter fee for such encounters on or before the fifteenth (15th) day of each month. Customer will pay MPOWER the applicable tiered encounter fee for such encounters on or before the last day of the month during which such report was received by Customer. MPOWER will, in turn, remit the applicable tiered encounter fee to CONTRACTOR within two (2) working days of receipt from Customer. MPOWER'S obligation to pay CONTRACTOR hereunder shall be subject to Customer's fight to audit CONTRACTOR'S books and records to verify encounters processed by CONTRACTOR in connection with this Agreement. Customer shall be entitled to offset and withhold from MPOWER, and subsequently MPOWER shall be entitled to offset and withhold from CONTRACTOR, any amounts due Customer for penalties or otherwise.

3. CHARGES. MPOWER agrees that CONTRACTOR shall have the right to charge interest of one and one-half percent (1.5%) of the outstanding balance per month, or the highest amount allowed by law, whichever is less, on any and all late payments (except to the extent that such amounts are reasonably disputed by Customer), and Customer agrees to pay such charges. All prices mentioned in this Agreement are in U.S. Dollars. The parties agree that the prices set out in this Agreement do not include any sales, use or gross receipts taxes, any duties, any similar assessments, or any other tax imposed on any party by virtue of this Agreement, all of which, excluding only taxes based on MPOWER'S or CONTRACTOR'S income, shall be the sole liability of, and shall be paid solely by, Customer.


                               IV. INDEMNIFICATION

1. MPOWER asserts that Customer agrees to defend, indemnify, and hold harmless CONTRACTOR, as agent of MPOWER, and its parent and subsidiaries, and theft officers, directors, agents, and employees, from and against any claim, expenses (including reasonable attorney fees and litigation costs), losses, lawsuits, damages, frees, penalties, or other liability to any third party, including participating providers, nonparticipating providers, and Customer's insureds, arising out of or related to any negligent, wrongful, or unauthorized act or omission of Customer or act or omission of MPOWER or CONTRACTOR expressly required by Customer. CONTRACTOR acknowledges its responsibility to notify MPOWER if

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    CONTRACTOR has knowledge that direction provided by MPOWER or Customer is negligent, wrongful, or unauthorized.

2. MPOWER agrees to defend, indemnify, and hold harmless CONTRACTOR, and its parent and subsidiaries, and their officers, directors, agents, and employees, from and against any claim, expenses (including reasonable attorney fees and litigation costs), losses, lawsuits, damages, fines, penalties, or other liability to any third party, including participating providers, nonparticipating providers, and Customer's insureds, arising out of or related to any negligent, wrongful, or unauthorized act or omission of MPOWER or act or omission of MPOWER or CONTRACTOR expressly required by Customer.

3. CONTRACTOR agrees to defend, indemnify, and hold harmless MPOWER, Customer, the Contracted Health Plans, their parents and subsidiaries, and their officers, directors, agents, and employees, from and against any claim, expenses (including reasonable attorney fees and litigation costs), losses, lawsuits, damages, flues, penalties, or other liability to any third party, arising out of or related to any negligent, wrongful, or unauthorized act or omission of CONTRACTOR. MPOWER acknowledges its responsibility to notify CONTRACTOR if MPOWER has knowledge that any action on the part of CONTRACTOR is negligent, wrongful, or unauthorized.

4. Each party (MPOWER and CONTRACTOR) will promptly notify the other if it becomes aware of any lawsuit, insurance department complaint, or demand by an attorney, which may affect the other. If either party is named as a defendant in a lawsuit for any matter for which the other party is responsible under this provision, the other party shall be responsible for defending such matter. Responsibilities under this provision includes liability for judgments, reasonable attorney fees, costs, penalties, and fines.

5. Notwithstanding other provisions of this Article IV, the duty of either party to notify the other, defend, indemnify, or hold harmless under this Article shall not arise unless and until such claim, expense, loss, damage, free, penalty, or other liability to any third party shall exceed $25,000.

                              V. DISPUTE RESOLUTION

1. NOTIFICATION AND RESOLUTION OF COMPLAINTS. CONTRACTOR shall notify MPOWER and Customer within two (2) business days of receipt of any complaint received from a Member, a Member's representative, a Contracted Health Plan (if such complaint involves administrative services rendered by CONTRACTOR pursuant to this Agreement) or a provider of medical transportation services in connection with services rendered by CONTRACTOR hereunder. MPOWER and CONTRACTOR agree to cooperate fully with Customer and with the applicable Contracted Health Plan in resolving any Member or provider complaint regarding services provided by MPOWER and CONTRACTOR in connection with this Agreement, in accordance with the dispute resolution procedure set forth in the applicable Membership Agreement, Administrative Manual or provider agreements, as appropriate. In addition, MPOWER and CONTRACTOR agree to be joined in any dispute between Customer and a Contracted Health Plan involving administrative services rendered by MPOWER and CONTRACTOR pursuant to this Agreement, and to cooperate fully in the resolution of such dispute in accordance with the dispute resolution procedure set forth in the applicable Health Plan Agreement.

2. DISPUTE BETWEEN THE PARTIES. If any dispute shall arise between the parties in connection with this Agreement that is [unrelated to a Member, provider, or Contracted Health Plan complaint], the parties shall make every effort to amicably resolve the dispute pursuant to this Section V.2. The following procedures shall be adhered to in order to expeditiously resolve any disputes arising during the term of this Agreement.

    A. The party invoking the procedures of this Section V.2 shall provide written notice to the other party. Each party shall designate an individual empowered to bind the organization to a negotiated resolution of the dispute. Unless the dispute is resolved with fewer meetings, these parties shall meet and confer at least two (2) times within forty-five (45) days to attempt to reach such resolution. If the matter has not been resolved informally within such forty-five (45) days (which

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        period may he extended by mutual agreement), the dispute shall be settled by binding arbitration in accordance with the provisions of Sections B through G of this Section V.2.

    B. Either party may commence arbitration by sending a written demand for arbitration to the other party, setting forth the nature of the controversy, the dollar amount involved, if any, and the remedies sought, and attaching a copy of this Article V to the demand. The parties shall attempt to agree upon either one or three (3) arbitrators, as they jointly deem appropriate. If the parties fail to agree upon the appropriate number of arbitrators and the identity of the arbitrator(s) within ten (10) days after the demand for arbitration is mailed, then the parties stipulate to arbitration before three (3) neutral arbitrators sitting on the JAMS/Endispute ("JAMS") panel administered by the Denver, Colorado, JAMS office. Each party shall select one such arbitrator from the panel, and the third arbitrator shall be selected by the first two so selected. All three arbitrators shall be neutrals, and no arbitrator shall have a conflict of interest unless waived by both parties.

    C. The parties shall share all costs of arbitration. Each party shall be responsible for its own legal fees.

    D. The arbitrator(s) shall apply the substantive law of Colorado. The parties shall have the rights of discovery as provided for any judicial proceeding. The Colorado evidence code shall apply to testimony and documents submitted to the arbitrator(s).

    E. Arbitration shall take place in Denver, Colorado unless the parties otherwise agree. As soon as reasonably practicable, the arbitrator(s) shall conduct a hearing on the dispute or matter to be resolved. As soon as reasonably practicable thereafter, the arbitrator(s) shall arrive at a final decision, which shall be reduced to writing, signed by the arbitrator(s) and mailed to each of the parties and their legal counsel.

    F. All decisions of the arbitrator(s) shall be final, binding and conclusive on the parties and shall constitute the only method of resolving disputes or matters subject to arbitration under this Agreement. The arbitrator(s) or a court of appropriate jurisdiction may issue a writ of execution to enforce the arbitrator's judgment. Judgment may be entered upon such a decision in accordance with applicable law in any court having jurisdiction.

    G. Notwithstanding the foregoing, because time is of the essence of this Agreement, the parties specifically reserve the right to seek a judicial temporary restraining order, preliminary injunction, or other similar short term equitable relief, and grant the arbitrator(s) the right to make a final determination of the parties' rights, including whether to make permanent or dissolve such court order.

                            VI. TERM AND TERMINATION

1. TERM. The initial term of this Agreement shall commence on the Effective Date hereof and shall continue for a period of five (5) years unless sooner terminated in accordance with this Article VI. Thereafter, this Agreement shall automatically renew for consecutive one (1) year periods.

2. TERMINATION WITHOUT CAUSE. This Agreement may be terminated without cause by either party by providing one hundred twenty (120) days' prior written notice to the other party.

3. TERMINATION FOR CAUSE. This Agreement may be terminated immediately upon written notice thereof given by either party if any one of the following occurs, but in no event shall such termination relieve either party from any of its obligations incurred at the time of termination under this Agreement.

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    A.  Except as provided in Section 4.B below, either party may terminate this
        Agreement upon failure of the other party to cure non-compliance with any material provision of this Agreement within thirty (30) days after the terminating party gives written notice of such non-compliance to the other party, unless cure of the non-compliance cannot be reasonably completed within thirty (30) days, in which case such cure shall be commenced within such thirty (30) day period and diligently pursued to completion, which completion shall occur no later than forty-five (45) days after the initial notice of termination. Any such termination shall be effective as of the date of expiration of the applicable cure period.

    B. In the event of breach by CONTRACTOR, MPOWER may terminate this Agreement in whole or in part (i.e., only as to specific service areas or Contracted Health Plans).

4.  IMMEDIATE TERMINATION

    A. Subject to Section II.3.A hereof, this Agreement shall automatically terminate if CONTRACTOR fails to apply for or maintain applicable licensure as a third party administrator and/or such other licenses or certifications required for CONTRACTOR to perform its obligations hereunder.

    B. In the event of any material adverse change in CONTRACTOR'S insurance coverage, MPOWER may immediately terminate this Agreement.

    C. In the event of termination of a Health Plan Agreement for any reason, MPOWER may terminate this Agreement in whole or in part effective on the date of termination of the Health Plan Agreement. MPOWER shall provide CONTRACTOR with not less than forty-five (45) days' notice of such termination.

    D. This Agreement may be terminated if either party becomes insolvent, or is adjudicated as bankrupt, or its business comes into possession or control, even temporarily, if any trustee in bankruptcy, or a receiver is appointed for it, or it makes a general assignment for the benefit of creditors, and no interest in this Agreement shall be deemed an asset of creditors.

5. EFFECT OF TERMINATION. Upon termination of this Agreement for any reason, the Agreement shall be of no further force or effect, except as to the rights and obligations of the parties arising out of transactions occurring prior to the effective date of termination. MPOWER and CONTRACTOR shall cooperate fully with Customer and all Contracted Health Plans to ensure a smooth transition of administrative functions assumed by CONTRACTOR hereunder to MPOWER or directly to another administrative services vendor. Such cooperation shall include but not be limited to the following:

    A. CONTRACTOR shall continue to pay claims incurred during the term of this Agreement unless directed by MPOWER and Customer to transfer such functions to Customer or directly to the new administrative services vendor.

    B. CONTRACTOR shall transfer, as soon as possible, both electronically and on diskette, all data, records, and other information connected with claims processing and other services provided by CONTRACTOR to MPOWER or directly to the new administrative services vendor.

    C. CONTRACTOR shall provide a final accounting of claims processed within thirty (30) days after the end of the month in which this Agreement was terminated.

                             VII. GENERAL PROVISIONS

1. SUBCONTRACTING. All services proposed by CONTRACTOR will be performed by a combination of its own staff and designated subcontractor(s). All subcontractors operating on behalf of CONTRACTOR will be subject to the terms and conditions of this Agreement. MPOWER shall have the right to approve all subcontractors prior to their contracting with CONTRACTOR.

2. CUSTOMER SATISFACTION SURVEYS. Customer may periodically conduct "customer" satisfaction surveys of policyholders, Contracted Health Plans, and providers with whom Customer has contracted. CONTRACTOR agrees to record all interactions with these parties and provide those records, including the callers' telephone numbers, to Customer as requested. CONTRACTOR will provide other reasonable support to Customer's customer satisfaction survey activities as requested,

3. INSURANCE. Each party (MPOWER and CONTRACTOR) shall obtain and carry general liability insurance, including errors and omissions coverage, in a form and with an insurer acceptable to the other, with limits of at least $1,000,000 per occurrence and $3,000,000 in the aggregate. Within sixty (60) days of execution of this Agreement, each party shall deliver to the other a certificate of notice, which provides that, should either party discontinue its errors and omissions coverage, the other will be notified of the occurrence. In the event any such coverage is provided on a claims made basis, such coverage shall be manufactured (or such party shall procure equivalent tail coverage) for a period of five (5) years after the termination hereof.

4. BUSINESS RELATIONSHIP. The business relationship of CONTRACTOR to MPOWER hereunder is that of an agent, and not as partner, joint venture or employee.

5. NOTICE. Any notice required or permitted hereunder shall be deemed served if personally delivered or mailed by registered or certified mall, return receipt requested, postage prepaid, and properly addressed to the respective party to whom such notice relates at the address set forth below, or at such other address as shall be specified by notice given in the manner herein provided.

                  Notice to Customer:          AMERICAN MEDICAL PATHWAYS
                                               2821 South Parker Road
                                               Aurora, CO 80014
                                               Attn.: Chief Operating Officer

                  With a copy to:              AMERICAN MEDICAL RESPONSE
                                               2821 South Parker Road
                                               Aurora, CO 80014
                                               Attn.: President and Chief
                                               Operating Officer

                  Notice to MPOWER:            MPOWER SOLUTIONS, INC.
                                               6400 S. Fiddler's Green Circle
                                               Suite 540
                                               Englewood, CO 80111
                                               Attn: Chief Executive Officer

                  Notice to CONTRACTOR:        PROVIDER SERVICES, INC.
                                               909 South 336th Street
                                               Suite 100
                                               Federal Way, WA 98003
                                               Attn: President

6. PARTIES BOUND. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither party shall assign or otherwise transfer this Agreement without the prior written consent of the other party; provided, however, that either party may assign this Agreement to any subsidiary of such party in which such party owns an equity position of fifty-one percent (51%) or more, or in the case of CONTRACTOR, a new company in which Daniel P. Bisk owns an equity position of fifty-one percent (51%) or more, by giving thirty
    (30) days' prior written notice to the other party.

7. AMENDMENT. This Agreement may be amended at any time but only by the written agreement of the parties.

8. SEVERABILITY. The invalidity or unenforceability of any terra or provision hereof shall in no way affect the validity or enforceability of any other term or provision of this Agreement.

9. GOVERNING LAW. This Agreement and the fights, obligations, and remedies of the parties hereunder shall be governed by the laws of the state of Colorado.

10. HEADINGS. The table of contents and headings to the various paragraphs of this Agreement have been inserted for convenient reference only and shall not modify, define, limit, or expand the express provisions of this Agreement.

11. AUTHORIZATION FOR AGREEMENT. The execution and performance of this Agreement by the parties has been duly authorized by all necessary laws, resolutions, or corporate action, and this Agreement constitutes a valid and enforceable obligation of the parties in accordance with its terms.

12. FORCE MAJEURE. No party shall be liable for any failure to perform its obligations under this Agreement, including without limitation compliance with the performance standards set forth in Section II.4, to the extent that such failure results from any act of God, riot, war, civil unrest, natural disaster or labor dispute.

13.. ENTIRE AGREEMENT. This Agreement, including exhibits and attachments, contains the entire agreement between the parties, and this Agreement may not be modified or terminated except as expressly provided herein or by an agreement in writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first set forth above.

MPOWER SOLUTIONS INC.                        PROVIDES SERVICES, INC.
("MPOWER")                                   ("CONTRACTOR")

/s/ Mark S. Rangell                          /s/ Daniel P. Bisk
--------------------------------             -----------------------------------
SIGNATURE                                    SIGNATURE

Mark S. Rangell                              Daniel P. Bisk
--------------------------------             -----------------------------------
NAME PRINTED                                 NAME PRINTED

SENIOR VICE PRESIDENT                        PRESIDENT
--------------------------------             -----------------------------------
TITLE                                        TITLE

MAY 17, 1999                                 MAY 7, 1999

                                    EXHIBIT A

                                SCOPE OF SERVICES
                               IN CONNECTION WITH
                         KAISER FOUNDATION HEALTH PLANS

STATEMENT OF WORK

ELIGIBILITY

Key Assumptions:

        - A full eligibility data load will be provided to MPOWER from Customer and Kaiser Foundation Health Plans ("Kaiser") in a format agreed to between Customer and Kaiser, which shall be in the MPOWER-specific electronic format

        - Customer and the Contracted Health Plan will provide eligibility on an agreed to monthly date and be loaded by MPOWER within 24 hours of receipt with each new eligibility load representing the current "eligible population"

        -   No retroactive enrollments and disenrollments

        -   No reconciliation of monthly eligibility

        -   No retroactive claim adjustments

Implementation Schedule (related to regions UNDER WHICH CONTRACTOR WILL BE PROVIDING SERVICES)

                                           EST. LIVES   EST. ENCOUNTERS  EST. ENCOUNTERS
PHASE      REGION                           (000,000)       (YEARLY)        (MONTHLY)              LIVE DATE
-----      ------                          ----------   ---------------  ---------------           ---------
1          AMR Other
2          Oregon, Hawaii, WA                                             [*]
3          Georgia, N.C.
4          Maryland, Ohio, Wash D.C., VA
5          NY, MA, VT, CT

CAPITATION/FUND POOL MANAGEMENT/FINANCIAL


Key Assumptions:

        - Set-up and maintain fund pools applicable to Kaiser satellite locations

        -   Load and maintain provider and vendor data for 100 network providers

        - Set-up and maintain roll-up hierarchy of Customer transports by division

        - Set-up and maintain roll-up hierarchy of transports by Kaiser satellite

        -   Provide 1099s for up to 100 non-Customer network providers

        - Perform fee-for-service claims payments and issue remittance advice with checks to providers (100 checks/mo.)


AUTHORIZATIONS/CLAIMS


Key Assumptions:

        - 56% of claims will require medical necessity checking (60% submitted electronically)

        - 44% will auto-adjudicate according to rule set (85% submitted electronically)

        -   Encounter volume breakdown according to Attachment A

        -   Denials are disbursed to Providers and Kaiser for distribution


* Confidential Treatment Requested

        - Customer Service is limited to 100 Providers and Customer/Contracted Health Plan staff

        -   No EOBs are submitted to members

        -   Claims are submitted in standard HCFA 1500 or UB92 format

        ~ Maintenance of out of network providers will be limited to 500 providers

        -   Customer service calls to Contracted Health
            Plans/Customer/contracted providers will be limited to 2% of the volume attributed to Medical Necessity claims. Excess Customer services requirements shall be managed by Customer

        - Medical necessity checking will be limited to Contracted Health Plan approved protocol compliance and subject to "prudent person" rule, if applicable


REPORTING

        -   Provide encounter data reporting electronically

        - Limited to reports, which are included in standard MPOWER system format, and as agreed to by the Contracted Health Plan

PRICING ASSUMPTIONS

The following assumptions have been made within the generic pricing model.

1. Travel & Expenses - Any travel, which is required to AMERICAN MEDICAL PATHWAYS' client sites is not included.

2. Location - Computer Operations will be housed in MPOWER facilities with claims processing staff located in Federal Way, WA and Jacksonville, FL.


PENALTIES

In accordance with Section II.4.B of this Agreement, CONTRACTOR is responsible for reimbursing Customer for penalties incurred by Customer due to CONTRACTOR'S failure to meet the performance goals set forth in Section II.4.A of this Agreement. Such penalty shall be equal to [*] percent ([*]%) of the administrative fees set forth in Article II hereof in connection with the particular service area(s) (as defined in the applicable Health Plan Agreement) that has been deemed not to have met the performance goals set forth in Section
II.4 of this Agreement.

* Confidential Treatment Requested

PRICING MODEL


MONTHLY ENCOUNTER PRICING

                       TIERS
                 (MONTHLY ENCOUNTERS)                   $/ENCOUNTER
                 --------------------                   -----------
                        0 - 5,000                         $
                    5,001 - 10,000                        $
                   10,001 - 20,000                        $ [*]
                   20,001 - 30,000                        $
                   30,001 - 40,000                        $
                   40,001+                                $

The foregoing encounter tiers reflect MPOWER'S remittance to CONTRACTOR based on the sum of all monthly encounters processed by CONTRACTOR on behalf of Customer.



* Confidential Treatment Requested

                                    EXHIBIT B

                               IMPLEMENTATION PLAN


              NEW ACCOUNT IMPLEMENTATION WORKPLAN SCHEDULE (SAMPLE)


The following attachment provides a sample implementation plan, indicating key activities and milestones to be accomplished during the implementation process. This schedule normally covers a period of ninety (90) days from contract signing. MPOWER and Customer will work in conjunction with the Contracted Health Plan(s) to expedite the standard timeframe, in support of a [*] initial live date for the first service area (Rocky Mountain Division).


* Confidential Treatment Requested

                                                                          %
ID                TASK NAME                                            COMPLETE     DURATION          START*             FINISH
----    ------    ----------------------------------------------       --------     --------       ------------        ------------
 1        X       [*]
 2        X
 3        X
 4        X
 5        X
 6        X
 7        X
 8        X
 9        X
10        X
11        X
12        X
13        X
14        X
15        X
16        X
17        X
18        X
19        X
20        X
21        X
22        X
23        X
24        X
25
26
27
28
29
30
31
32
33
34
35
36
37

* Confidential Treatment Requested

                                                                      %
ID                TASK NAME                                       COMPLETE     DURATION           START*             FINISH
--- ----- ----------------------------------------------          --------     --------        ------------         -----------
38        [*]
39
40
41
42
43
44
45
46
47  X
48
49
50
51
52
53
54
55  X
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72

73
74

* Confidential Treatment Requested

                                                                            %
ID                TASK NAME                                             COMPLETE     DURATION         START                FINISH
---- ----- ----------------------------------------------               --------     --------      ------------          -----------
 75        [*]
 76
 77
 78
 79
 80
 81
 82
 83
 84
 85
 86
 87
 88
 89
 90
 91
 92
 93
 94
 95
 96
 97
 98
 99
100
101
102
103
104
105
106
107
108
109
110
111

* Confidential Treatment Requested

                                                                            %
ID                TASK NAME                                              COMPLETE        DURATION         START*         FINISH
----      -----   ----------------------------------------------         --------        --------      ------------    ------------
112               [*]
113
114
115
116
117
118
119
120
121
122
123
124
125
126
127
128
129
130
131
132
133
134
135
136
137
138
139
140
141
142
143
144
145
146
147
148

* Confidential Treatment Requested

                                                                       %
ID                TASK NAME                                         COMPLETE      DURATION         START*              FINISH
---  ---   ----------------------------------------------           --------      --------      ------------        ------------
149
150
151
152
153
154
155
156
157
158
159
160
161
162
163
164                                                               [*]
165
166
167
168
169
170
171
172
173
174
175
176
177
178

179
180
181
182
183
184
185

* Confidential Treatment Requested

                                                                            %
ID                TASK NAME                                              COMPLETE        DURATION         START*         FINISH
----      -----   ----------------------------------------------         --------        --------      ------------    ------------
186
187
188
189
190
191
192
193
194
195
196
197
198
199                                                                        [*]
200
201
202
203
204
205
206
207
208
209
210
211

[*] Confidential Treatment Requested